UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

 Feel Golf Co., Inc.
 (Exact name of Registrant as specified in its charter)

California	000-26777	77-0532590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Central Park Drive Sanford, FL 32771
(Address of principal executive offices)

321) 397-2072
(Registrant’s telephone number, including area code)

107 Commerce Way Sanford, FL 32771
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  OTHER ITEMS

On April 25, 2012, Feel Golf Company, Inc. (the “Company”) entered into a mediated settlement agreement (the “Settlement”) with IGotcha Holdings, LLC, Pro Line Sports, Inc. and Albert James Light (collectively the “IGH Party) related to a lawsuit filed by the IGH Party on June 15, 2011 concerning a dispute involving the asset purchase agreement (the “Asset Purchase Agreement”) and consulting agreement (the “Consulting Agreement”) dated December 4, 2010 between the IGH Party and the Company.

Pursuant to the Settlement, the Company agreed to sell to the IGH Party various inventories held by the Company for a total of $75,040.60. In addition, the Company agreed to vacate its current warehouse that is currently leased by the IGH Party. As a result of the Settlement, both the Company and the IGH Party agreed to a dismissal of the mutual law suits and claims.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feel Golf Co., Inc.

Date: May 3, 2012	By:	/s/ Lee Miller
Lee Miller
Chief Executive Officer